EXHIBIT 23.1

AUDITOR'S CONSENT

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2011 relating to the financial statements, which appear in E World Interactive, Inc.’s Annual Report on Form 10K for the year ended December 31, 2010.

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

May 20, 2011